                          [ARTER & HADDEN LLP LETTERHEAD]



                                  May 23, 2000



Isonics Corporation
5606 McIntyre Street
Golden, Colorado 80403

     Re:  REGISTRATION STATEMENT ON FORM S-4

Gentlemen:

     We have acted as special California counsel to Isonics Corporation (the "Company") in connection with the preparation and filing with the Securities and Exchange Commission under the Securities Act of 1933, as amended, of a Registration Statement on Form S-4 (the "Registration Statement") relating to the public offering by the Company of the securities listed on Schedule A hereto and incorporated herein by this reference (the "Securities") as described in the Prospectus in the Registration Statement ("Prospectus").

     In so acting, we have examined and relied upon the original or copies, certified or otherwise identified to our satisfaction, of such corporate records, documents, certificates, and other instruments, and such factual information otherwise supplied to us by the Company as in our judgment are necessary or appropriate to enable us to render the opinion expressed below.

     On the basis of and subject to the foregoing, we are of the opinion that the Securities, when issued and sold pursuant to the Registration Statement and Prospectus, will, under the laws of the State of California, upon payment therefor in accordance with the terms set forth in the Registration Statement and the Prospectus, be duly and validly issued, fully paid, and non-assessable.

     We consent to the use of this opinion as an exhibit to the Registration Statement and to the use of our name under the heading "Legal Matters" in the Prospectus forming a part of the Registration Statement. Norton o Lidstone, P.C., of Englewood, Colorado, is authorized to rely on this opinion for purposes of issuing its legal opinions with regard to the Securities.



                                       /s/ Arter & Hadden LLP


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                                   SCHEDULE A


Title of Each Class of Securities to be Registered                         Amount to be Registered
--------------------------------------------------                         -----------------------
Class B Common Stock Purchase Warrants                                            810,000

Shares of common stock underlying Class B Common
   Stock Purchase Warrants                                                        810,000

Class C Common Stock Purchase Warrants                                            810,000

Shares of common stock underlying Class C Common
   Stock Purchase Warrants                                                        810,000

Class B Common Stock Purchase Warrants issuable upon
   exchange of Warrants underlying Underwriter Warrants                            80,000


Shares of common stock underlying Class B Common
   Stock Purchase Warrants                                                         80,000

Class C Redeemable Common Stock Purchase Warrants                                  80,000

Shares of common stock underlying Class C Redeemable
   Common Stock Purchase Warrants                                                  80,000
